                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of report (date of earliest event reported):
                                March 31, 1995




                                  PACIFICORP

            (Exact name of registrant as specified in its charter)

  State of Oregon                   1-5152                     93-0246090
(State of Incorporation)          (Commission               (I.R.S. Employer
                                   File No.)               Identification No.)



700 N.E. Multnomah, Suite 1600, Portland, Oregon                    97232-4116
(Address of principal executive offices)                            (Zip Code)

              Registrant's telephone number, including area code:
                                (503) 731-2000



                                   No Change
         (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS

          On March 31, 1995, the Alaska Public Utilities Commission (Commission) issued a bench order in the proceeding addressing the application of AT&T Corp. (AT&T) to acquire all of the shares of Alascom, Inc. (Alascom), filed pursuant to a previously executed stock purchase agreement between AT&T, Pacific Telecom, Inc. (Pacific Telecom) and its wholly owned subsidiary Alascom. (See Part 1, Item 1, "Business - Telecommunications Operations - Alaska Market Restructuring" on page 7 of Pacific Telecom's Annual Report on Form 10-K for the year ended December 31, 1994, which was incorporated by reference in PacifiCorp's Form 10-K for the year ended December 31, 1994). Pacific Telecom is an 87% owned subsidiary of PacifiCorp.

          The Commission's order approved the application of AT&T, subject to conditions which (i) define the scope of Pacific Telecom's covenants not to compete with AT&T in the Alaska interexchange marketplace for three years following the sale of Alascom, (ii) require AT&T to obtain Commission approval of any change in the business name of Alascom, (iii) require AT&T to notify the Commission by June 1, 1995 as to which Alascom-related records AT&T proposed to maintain outside Alaska, and (iv) require AT&T to notify the Commission of the date it would close the purchase transaction. The Commission also indicated its intent to issue a subsequent substantive order providing further explanation of its decision.

          Pacific Telecom is still awaiting approval by the Federal Communications Commission of the proposed sale of Alascom, which approval is a requirement of the stock purchase agreement, and continues to anticipate a closing of the transaction by mid-year 1995.



                                   SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PACIFICORP
                                        (Registrant)



                                        By: DANIEL L. SPALDING
                                            _________________________________
                                            Daniel L. Spalding
                                            Senior Vice President

Date:  April 19, 1995